UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2005

U.S. Shipping Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32326	20-1447743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor, Edison, NJ		08837
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On February 2, 2005, U.S. Shipping Partners L.P. (the “Partnership”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2004, and the declaration of a dividend of $0.2885 per common unit. Additionally, on February 2, 2005, the Partnership held an earnings conference call to discuss its fourth quarter and fiscal year end financial results.  A copy of the press release and a transcript of the earnings conference call are furnished as Exhibit 99.1 and 99.2, respectively, to this Form 8-K.

The information in this Current Report, including the press release and transcript attached hereto, that is being furnished pursuant to Item 2.02 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2005, Brian Ganz was elected to the Board of Directors of US Shipping General Partner LLC, the general partner of the Partnership (the “General Partner”), and appointed to serve as a member of the Audit Committee of the Board of Directors of the General Partner and the Conflicts Committee of the Board of Directors of the General Partner.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press Release dated February 2, 2005.

99.2         Transcript from Earnings Conference Call held on February 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
By: US Shipping General Partner LLC, its general partner

By:	/s/ Albert E. Bergeron
Name:	Albert E. Bergeron
Title:	Vice President—Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number		Exhibit Title

99.1	—	Press Release of the Partnership issued February 2, 2005.
99.2	—	Transcript from Earnings Conference Call held on February 2, 2005.